EXHIBIT 3.2

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

                                               FILED #C-3567-93
                                               May 18, 2004
                                               In the office of
                                               /s/ Dean Heller
                                               Dean Heller, Secretary of State


                           CERTIFICATE OF DESIGNATIONS
                         FOR NEVADA PROFIT CORPORATIONS

                            (Pursuant to NRS 78.1955)

1.  Name of corporation: Nesco Industries, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following
regarding  the  voting  powers,  designations,   preferences,  limitations,
restrictions and relative rights of the following class or series of stock:

     1. Designation and Number. The Board of Directors of the Corporation has designated 150,000 shares of the Corporation's authorized Preferred Stock as a new series to be known as the "Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock").

     2. Automatic Conversion.

          2.1 Each share of Series B Convertible Preferred Stock outstanding shall be automatically converted into shares of common stock of the Corporation, par value $0.001 per share ("Common Stock"), in a ratio of 750 Shares of the Common Stock for 1 share of the Series B Convertible Preferred Stock (the "Conversion Ratio"), upon the Corporation filing, as authorized by the Board of Directors, such documentation as required to effect an increase in the number of shares of Common Stock which the Corporation is authorized to issue sufficient to convert all shares of then outstanding into Common

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               Stock   pursuant  to  the  provisions  of  this  Section  2  (the
               "Conversion Event").

          2.2. The Company may issue fractional shares of Common Stock upon conversion of the Series B Convertible Preferred Stock. On the date of conversion pursuant to this Section 2, any party entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series B Convertible Preferred Stock.

          3.   Voting Rights.

          3.1 Number of Votes. Except as otherwise required by law, the holders of Series B Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder for a vote together with the Common Stock, on the following basis:

               (i) Each share of Common Stock issued and outstanding shall have one vote per share; and

               (ii) Each share of Series B  Convertible  Preferred  Stock issued and outstanding shall vote as though it had been converted into Common Stock as provided in Section 2 of this Certificate of Designations, and thus have 750 votes per share.

          3.2 Voting As a Class. Each share of Series B Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series B Convertible Preferred Stock are required to vote or consent as a separate class pursuant to the Nevada Revised Statutes, and the holders of a majority of the Series B Convertible Preferred Stock entitled to vote shall bind the entire class of Series B Convertible Preferred Stock.

          3.3 Notices. The Corporation shall give the holders of the Series B Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By-laws of the Corporation of any matter to be submitted to such holders for a vote.

          4. Rank. All shares of the Series B Convertible Preferred Stock shall rank junior to the shares of Series A Convertible Preferred Stock of the Corporation, par value $0.001 per share, if any remain outstanding, as to the right to receive and to payment of dividends and any other distribution of assets and upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.


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          5.   Cancellation  of  Series  B  Convertible  Preferred  Stock.  Upon
               conversion of the outstanding shares of Series B Convertible Preferred Stock as provided in Section 2 of this Certificate of Designations or their liquidation, the shares so converted or liquidated shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series B Convertible Preferred Stock.

          6. Reservation of Shares. Upon occurrence of the Conversion Event, the Corporation shall reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock into shares of Common Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series B Convertible Preferred Stock from time to time outstanding, taking into account all adjustments, if any, required by application of the Conversion Ratio. If at any time after the Conversion Event, the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all of the then outstanding shares of Series B Convertible Preferred Stock pursuant to this Certificate of Designations, the Corporation shall take such corporate action as, in the opinion of counsel to the Corporation, the Corporation has authority to take, to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          7.   Amendments and Other Actions.

          7.1 So long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than two-thirds of the then outstanding shares of Series B Convertible Preferred Stock, voting as a separate class: In any manner alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series B Convertible Preferred Stock; or in any manner create any new class or series of capital senior to or in parity with the Series B Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Corporation.

          7.2 Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Corporation may amend or supplement this Certificate without the consent of any holder of Series B Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

          8.   Registration and Transfer.

          8.1 The Corporation shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders

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               of the Series B Convertible Preferred Stock) a stock register for the Series B Convertible Preferred Stock in which the Corporation shall record the names and addresses of person in whose name the shares of Series B Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

          8.2 Prior to due presentment for registration of any transferee of any Series B Convertible Preferred Stock, the Corporation may deem and treat the person in whose name any Series B Convertible Preferred Stock is registered as the absolute owner of such Series B Convertible Preferred Stock and the Corporation shall not be affected by notice to the contrary. All transfers of Series B Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

          8.3 No service charge shall be made to a holder of Series B Convertible Preferred Stock for any registration, transfer or exchange.

          9. Principal Office; Notices. The address of the principal office of the Corporation is located at 22-09 Queens Plaza North, Long Island City, NY 11101. Any notice or certificate required by the Certificate of Incorporation of the Corporation, as amended, or this Certificate of Designations to be delivered to any holder of Series B Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Corporation.


3.  Effective date of filing (optional): ____________________________

4.  Officer signature:  /s/ Michael Caputo
                        --------------------------
                        Michael Caputo, President




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